Exhibit 99.1

Investor Presentation MAY 20 20 FISCAL YEAR 2020

DISCLAIMER

Forward Looking Safe Harbor Statement
Certain statements contained in this presentation and in related comments by our management include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen's preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "forecasts," "expects," "intends," "plans," "anticipates," "projects," "outlook," "believes," "estimates," "predicts," "potential," "continue," "preliminary," or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.

These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which can be found at the SEC's website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Data Information
Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen's performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen's performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen's performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen's industry. With respect to our expectations under "Investment Thesis," reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2021. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

2

WHY INVEST IN BOOZ ALLEN HAMILTON

INVESTMENT THESIS

UNIQUE MARKET POSITION

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth, creating value for critical missions and top priorities

=

STRONG FINANCIAL RETURNS

FY2018 - FY2021 (1)

70 - 80% ADEPS GROWTH BY FY21

+ ~2% Dividend Yield

6-10%	~10%	~$1.4B
Annual Revenue Growth	Adj. EBITDA Margins	Capital Deployment

+

OPTION VALUE

- Continued investment in new business lines and solutions that will drive future growth

YEAR TWO

60% ADEPS GROWTH THROUGH FY20

to $3.18 + ~1.5% Dividend Yield

11.3%	10.1%	$333M For a 2-year total of $697M
Annual Revenue Growth	Adj. EBITDA Margin	Capital Deployment

(1) Guidance as provided on May 26, 2020

3

BOOZ ALLEN’S LEADERSHIP TEAM OUR PURPOSE, AS A FIRM, IS TO EMPOWER PEOPLE TO CHANGE THE WORLD 4 Our employees work at 500+ LOCATIONS IN 25+ COUNTRIES ~27,200 Number of employees (1) ~29% (1) are Veterans ~66% (1) of staff with security clearances ~86% (1) hold bachelor’s degrees ~40% (1) hold master’s degrees ~3% (1) hold doctoral degrees Horacio D. Rozanski President and CEO Kristine Martin Anderson Civilian Services Group Lead Karen M. Dahut Global Defense Group Lead Lloyd W. Howell, Jr. CFO and Treasurer Nancy J. Laben Chief Legal Officer Gary D. Labovich Management Systems Modernization Lead Judi Dotson National Security Group Lead Joseph W. Mahaffee Chief Administrative Officer Angela M. Messer Chief Transformation Officer Susan L. Penfield Chief Innovation Officer and Strategic Innovation Group Lead Elizabeth M. Thompson Chief People Officer 1) A s of 3/31/20

AN INDUSTRY LEADER BOOZ ALLEN CONTINUES ITS 100+ YEAR HISTORY AS AN INDUSTRY LEADER 5 We bring bold thinking and a desire to be the best in our work in consulting, analytics, digital solutions, engineering, and cyber, focused on agencies ranging from defense to health, energy, and international development 23% 20% 53% 57% 24% 23% FY'19 FY'20 0% 50% 100% Fixed Price Cost Reimbursable Time & Materials 83% 60% 90% 61% Recompetes New Business 0% 50% 100% FY'19 FY'20 + Founded in 1914 (100+ year history) + Headquartered in McLean, VA (close to core clients) + November 2010 IPO (NYSE listed under ticker BAH) + Single P&L (drives collaboration across leadership) + $7.5B in FY’20 Revenue + $483M in FY’20 Net Income (6.5% margin) + $754M in FY’20 Adj. EBITDA (10.1% margin) + Pure - play services provider (96% U.S. Gov’t Revenue – FY’20) + Diversification insulates P&L (~4,600 total contracts & task orders) (1) 1) Contract information includes contracts and task orders Prime 92% Sub 8% KEY HIGHLIGHTS FY’20 CONTRACT MIX WIN RATE (1) FY’20 PRIME / SUB

Focuses on delivering transformational solutions in the areas of decision analytics, automation, and data science, as well as new or emerging areas. Combines the power of modern systems development techniques and cloud platforms with machine learning to transform customer and mission experiences. Delivers engineering services and solutions to define, develop, implement, sustain, and modernize complex physical systems. Focuses on active prevention, detection, and cost effectiveness for cybersecurity needs. Focuses on the talent and expertise needed to solve client problems and develop mission - oriented solutions. COMPREHENSIVE SUITE OF SERVICE OFFERINGS STRATEGICALLY ALIGNED WITH CUSTOMER’S CURRENT AND FUTURE PRIORITIES 6 Consulting Analytics Digital Solutions Engineering Cyber

BROAD CUSTOMER BASE SPANNING THE U.S. GOVERNMENT, INTERNATIONAL AND COMMERCIAL CLIENTS 7 • Commercial: Aerospace, Financial Services, Health and Life Sciences, Energy, Transportation • International: Middle East, North Africa Region, and Select Asian Markets GLOBAL / COMMERCIAL (4%) • U.S. Intelligence Agencies: National Security Agency, National Geospatial - Intelligence Agency, National Reconnaissance Office • Military Intelligence Agencies : Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units INTEL (22%) • Air Force • Army • Joint Combatant Commands • Navy/Marine Corps DEFENSE (47%) REVENUE BY MARKET (1) FY’20 CIVIL (27%) • Homeland Security • Health & Human Services • Veterans Affairs • Treasury • Justice 1) Client listing includes significant clients based on revenue, but the lists are not all inclusive

VISION 2020 GROWTH STRATEGY CURRENTLY IN ITS SEVENTH YEAR OF IMPLEMENTATION, WE’RE IN THE “PAYOFF PERIOD” 8 KEY ELEMENTS OF VISION 2020 IMPACT ON PERFORMANCE – “PAYOFF” + Moving closer to the center of our clients’ core mission + Increasing the technical content of our work + Attracting and retaining superior talent in diverse areas of expertise + Leveraging innovation to deliver complex, differentiated, end - to - end solutions + Creating a broad network of external partners and alliances + Expanding into commercial and international markets + Insulated operating performance through budget / economic cycles + Higher barriers to entry ; supports margin + Superior technical execution; stable hiring / retention drives backlog conversion + Innovation a key component of investment thesis; option value to enhance growth + Partnerships to synthesize innovation and create solutions (i.e. Dell / District Defend) + Mix shift drives higher growth and margin ; to eventually pivot mature commercial solutions to government end markets

VISION 2020 RESULTS BOOZ ALLEN ANTICIPATES OUR STRONG FINANCIAL PERFORMANCE WILL CONTINUE 9 1 2016 Net Income benefited from one time release of pre - acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group (1) (1) NET INCOME (IN MILLIONS) GROWTH… …. DRIVES STRONG DILUTED EARNINGS PER SHARE $294 $261 $302 $419 $483 FY16 FY17 FY18 FY19 FY20 $1.94 $1.72 $2.03 $2.91 $3.41 FY16 FY17 FY18 FY19 FY20

STRONG EARNINGS GROWTH DERIVATIVE OF ROBUST, ABOVE - MARKET ORGANIC REVENUE GROWTH 10 $506 $569 $584 $675 $754 $1.65 $1.80 $1.99 $2.76 $3.18 $450 $520 $590 $660 $730 $800 FY16 FY17 FY18 FY19 FY20 $1.50 $1.88 $2.25 $2.63 $3.00 $3.38 $3.75 Adj. EBITDA ADEPS 2.5% 7.1% 5.2% 8.7% 11.3% (3.5%) (1.3%) 0.5% 4.0% 5.6% -10% -5% 0% 5% 10% 15% FY16 FY17 FY18 FY19 FY20 Booz Allen Gov Services Industry Avg 1) Gov Services Industry includes Leidos, SAIC, ManTech, CACI, and Engility (through Q3 FY18) 2) Organic growth reflects disclosed commentary (through SEC filing, presentation, or transcript) around organic growth performa nce 3) Source: Company presentations, SEC filings, and earnings transcripts ACCELERATING ADJUSTED EBITDA (IN MILLIONS), ADEPS GROWTH ORGANIC REVENUE GROWTH CONSISTENTLY ABOVE MARKET (1), (2), (3)

11 HISTORICAL BACKLOG & BOOK - TO - BILL BACKLOG (1) BOOK - TO - BILL TRENDS (3) (2) (2) (2) (2) (2) (3) (3) (3) (3) (3) (3) (2) (2) (2) (2) (2) (3) (3) (3) (3) (3) $20.5 (3) (3) $22.9 (4) $22.0 (4) (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10 - K for the fiscal year ended 3/31/20 (2) Revenue as adjusted from previously reported to reflect ASC 606 and ASU 2017 - 07 (3) Revenue as reported, reflecting ASC 606 and ASU 2017 - 07 (4) Totals round to $22.9 billion and $22.0 billion, respectively

$0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 FY2011 FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 FY2018 FY2019 FY2020 Quarterly Div. Special Div. Share Repo M&A DELIVERING SHAREHOLDER VALUE BOOZ ALLEN HAS ESTABLISHED A TRACK RECORD OF DEPLOYING CAPITAL 12 1) TSR as of 4/30/2020 and assumes dividend reinvested – Capital Deployed as of 3/31/2020 ~ $0.50 ~ $0.89 ~ $1.50 ~ $0.72 $0.00 $0.50 $1.00 $1.50 $2.00 M&A Share Repurchases Special Dividends Quarterly Dividends CAPITAL DEPLOYED AND TSR PERFORMANCE SINCE IPO : 902% (1) CAPITAL DEPLOYED SINCE IPO (1) : ~$3.6B ($B) (100.0% 100.0% 300.0% 500.0% 700.0% 900.0% 4/30/20

QUARTERLY DIVIDEND

BOOZ ALLEN HAS AND WILL CONTINUE TO MAKE OUR QUARTERLY DIVIDEND A FOCUS OF OUR INVESTMENT THESIS

BOOZ ALLEN QUARTERLY DIVIDEND

+ In FY'19 we increased our quarterly dividend $0.04 per share (vs. prior increases of $0.02 per share) due to:
  > The fundamental strength in our business and sector
  > Confidence in our earnings and cash flow generation going forward
+ So far in FY'20, we've announced an off-cycle, $0.04 increase to our quarterly dividend during Q2, along with our traditional, $0.04 increase during Q3 to $0.31 per share
+ The increase is meant to show:
  > Commitment to our investment thesis (~2% yield)
  > Our desire to continue our track record of industry leading growth (avoid atrophy in growth rate)
+ Since our IPO, our commitment to growth is unmatched in the pure-play government services sector

HISTORICAL QUARTERLY DIVIDEND GROWTH RATE[1][2]



Booz Allen
Peer Average
Annualized Dividend Growth
21%
3%
15%
0%
13%
0%
12%
5%
42%
11%
35%
8%
2015
2016
2017
2018
2019
May-20

1 — Quarterly dividend initiated in 2012

2 — Proven Annual Dividend Growth Since 2013

Investment Thesis:
~2% Dividend Yield

1) Calendar Year Annualized Dividend Growth Rate; May 2020 period reflects annualized figure for most recently announced quarterly dividend
2) Peers include: CACI, SAIC, LDOS, MANT, PRSP

13

FISCAL YEAR 2020 PERFORMANCE

15 KEY FINANCIAL RESULTS FISCAL YEAR 2020 RESULTS (1) Comparisons are to prior fiscal year period FOURTH QUARTER (1) FISCAL YEAR 2020 (1) Revenue $2.0 billion 10.6% Increase $7.5 billion 11.3% Increase Revenue, Excluding Billable Expenses $1.4 billion 9.8% Increase $5.2 billion 9.9% Increase Adjusted EBITDA $173 million 12.6% Increase $754 million 11.8% Increase Adjusted EBITDA Margin on Revenue 8.8% 1.7% Increase 10.1% 0.4% Increase Net Income $139 million 55.0% Increase $483 million 15.3% Increase Adjusted Net Income $103 million 14.2% Increase $449 million 13.6% Increase Diluted EPS $0.98 55.6% Increase $3.41 17.2% Increase Adjusted Diluted EPS $0.73 14.1% Increase $3.18 15.2% Increase Net Cash Provided by Operating Activities $185 million (14.5)% Decrease $551 million 10.4% Increase

FY'20 PERFORMANCE:

ALIGNED WITH INVESTMENT THESIS

UPDATED INVESTMENT THESIS

Unique Market Position = **Strong Financial Returns** + **Option Value**

Unique Market Position

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities

Strong Financial Returns

FY'18 - FY'21 (1)

70% - 80% ADEPS GROWTH BY FY'21

+ ~2% DIVIDEND YIELD

6 - 10%	~10%	~$1.4B
Annual Revenue Growth	Adj. EBITDA Margins	Capital Deployment

Option Value

- Continued investment in new business lines and solutions that will drive future growth

INDUSTRY LEADING ORGANIC REVENUE GROWTH	– Organic growth in revenue of 11.3% year-over-year driven by strong client demand – Headcount and backlog year-over-year growth of 4.2% and 7.3%, respectively, to support future growth
CONTRACT PERFORMANCE DRIVES MARGIN EXPANSION	– Adj. EBITDA Margin on Revenue of 10.1%; Adj. EBITDA of $754.1 million (11.8% growth year-over-year) – Organic growth and strong contract-level execution continue to drive profitability – FY'21 guidance of Adj. EBITDA Margin on Revenue of approximately 10%
PRUDENT CAPITAL DEPLOYMENT	– $44 million in Q4 quarterly dividends; $147 million through March 31, 2020 – $156 million in Q4 share repurchases; $187 million through March 31, 2020 – Reaffirming three-year goal to deploy ~$1.4 billion through fiscal year 2021

(1) Guidance as provided on May 26, 2020

16

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Multi-year capital deployment plan remains on track, subject to market conditions
  - Deployed ~$333 million during fiscal 2020, including ~$199 million during the fourth quarter
  - Reaffirming three-year goal to deploy ~$1.4 billion through fiscal year 2021
- $485 million of share repurchase authorization remained as of March 31, 2020
- The Board authorized a regular dividend of 31 cents per share payable on June 30th to stockholders of record on June 15th
- Our capital allocation priorities remain unchanged: working capital needs, quarterly dividend, required capex, strategic acquisitions, share repurchases, special dividends, and debt repayment (in order)

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)


$110.1
$77.7
$32.4
Q4'19
$40.7
$8.3
$32.4
Q1'20
$32.5 (1)
$32.4
Q2'20
$60.6
$22.5
$38.1
Q3'20
$199.4
$155.7
$43.7
Q4'20
Quarterly Dividends
Share Repurchases
M&A (2)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)


$194.3
$51.1
$63.2
$80.0
FY'16
$396.9
$247.6
$56.4
$92.9
FY'17
$392.1
$19.1
$269.6
$103.4
FY'18
$364.2
$250.0
$114.2
FY'19
$333.2
$186.6
$146.6
FY'20
Quarterly Dividends
Share Repurchases
M&A (2)

(1) Includes ~$0.1M of withhold to cover shares
(2) Represents Payments for Business Acquisitions, Net of Cash Acquired

17

18 APPENDIX

NON-GAAP FINANCIAL INFORMATION

- "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations.
- "Adjusted Operating Income" represents operating income before transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature.
- "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. "Adjusted EBITDA Margin on Revenue" is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
- "Adjusted Net Income" represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) tax credits, net of reserves for uncertain tax positions, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount, (v) release of income tax reserves, and (vi) re-measurement of deferred tax assets and liabilities as a result of the 2017 Tax Act in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.

  "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP.
- "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment, and software.

19

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Fiscal Year Ended March 31, 2020	Fiscal Year Ended March 31, 2019
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,969,647	$ 1,780,080	$ 7,463,841	$ 6,704,037
Billable expenses	606,870	538,833	2,298,413	2,004,664
Revenue, Excluding Billable Expenses	$ 1,362,777	$ 1,241,247	$ 5,165,428	$ 4,699,373
Adjusted Operating Income				
Operating Income	$ 149,076	$ 135,099	$ 669,202	$ 602,394
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Adjusted Operating Income	$ 151,798	$ 135,099	$ 672,993	$ 606,054
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 138,866	$ 89,575	$ 482,603	$ 418,529
Income tax (benefit) expense	(10,162)	28,305	96,831	96,874
Interest and other, net (c)	20,372	17,219	89,768	86,991
Depreciation and amortization	20,773	18,216	81,081	68,575
EBITDA	169,849	153,315	$ 750,283	$ 670,969
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Adjusted EBITDA	$ 172,571	$ 153,315	$ 754,074	$ 674,629
Adjusted EBITDA Margin on Revenue	8.8%	8.6%	10.1%	10.1%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	12.7%	12.4%	14.6%	14.4%
Adjusted Net Income				
Net income	$ 138,866	$ 89,575	$ 482,603	$ 418,529
Transaction expenses (a)	—	—	1,069	3,660
COVID-19 supplemental employee benefit (b)	2,722	—	2,722	—
Research and development tax credits (d)	(38,395)	—	(38,395)	—
Release of income tax reserves (e)	(68)	—	(68)	(462)
Re-measurement of deferred tax assets/liabilities (f)	—	—	—	(27,908)
Amortization or write-off of debt issuance costs and write-off of original issue discount	450	519	2,395	2,920
Adjustments for tax effect (g)	(824)	(135)	(1,608)	(1,711)
Adjusted Net Income	$ 102,751	$ 89,959	$ 448,718	$ 395,028
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	140,902,368	141,050,704	141,238,135	143,156,176
Adjusted Net Income Per Diluted Share (h)	$ 0.73	$ 0.64	$ 3.18	$ 2.76
Free Cash Flow				
Net cash provided by operating activities	$ 184,969	$ 216,407	$ 551,428	$ 499,610
Less: Purchases of property, equipment, and software	(37,367)	(36,605)	(128,079)	(94,681)
Free Cash Flow	$ 147,602	$ 179,802	$ 423,349	$ 404,929

(a) Fiscal 2020 and fiscal 2019 reflect debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019 and July 23, 2018, respectively.

(b) Represents the supplemental contribution to employees dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Reflects the combination of interest expense and Other income (expense), net from the consolidated statement of operations.

(d) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2020 related to an increase in research and development credits available for fiscal years 2016 to 2020.

(e) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(f) Reflects the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.4 million and $1.6 million of net earnings for the three and twelve months ended March 31, 2020, respectively, and excludes adjustments of approximately $0.4 million and $1.8 million of net earnings for the three and twelve months ended March 31, 2019 associated with the application of the two-class method for computing diluted earnings per share.

20

NON-GAAP FINANCIAL INFORMATION

Unaudited Non-GAAP Financial Information [(a)]

$ in thousands, except for shares and per share data	FY2016	FY2017	FY2018	FY2019	FY2020
Revenue, Excluding Billable Expenses					
Revenue	$ 5,405,738	$ 5,809,491	$ 6,167,600	$ 6,704,037	$ 7,463,841
Billable Expenses	1,513,083	1,751,077	1,861,312	2,004,664	2,298,413
Revenue, Excluding Billable Expenses	$ 3,892,655	$ 4,058,414	$ 4,306,288	$ 4,699,373	$ 5,165,428
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue					
Net income	$ 294,094	$ 260,825	$ 301,692	$ 418,529	$ 482,603
Income tax expense	85,368	164,832	128,344	96,874	96,831
Interest and other, net [(b)]	65,122	80,357	89,687	86,991	89,768
Depreciation and amortization	61,536	59,544	64,756	68,575	81,081
EBITDA	506,120	565,558	584,479	670,969	750,283
Transaction expenses [(d)]	—	3,354	—	3,660	1,069
COVID-19 supplemental employee benefits [(e)]	—	—	—	—	2,722
Adjusted EBITDA	$ 506,120	$ 568,912	$ 584,479	$ 674,629	$ 754,074
Adjusted EBITDA Margin on Revenue (%)	*9.4 %*	*9.8 %*	*9.5 %*	*10.1 %*	*10.1 %*
Adjusted Net Income					
Net income	$ 294,094	$ 260,825	$ 301,692	$ 418,529	$ 482,603
Transaction expenses [(d)]	—	3,354	—	3,660	1,069
COVID-19 supplemental employee benefits [(e)]	—	—	—	—	2,722
Amortization of intangible assets [(c)]	4,225	4,225	—	—	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	5,201	8,866	2,655	2,920	2,395
Research and development tax credits [(f)]	—	—	—	—	(38,395)
Release of income tax reserves [(g)]	(53,301)	—	—	(462)	(68)
Remeasurement of deferred tax assets/liabilities [(j)]	—	—	(9,107)	(27,908)	—
Adjustments for tax effect [(h)]	(3,770)	(6,578)	(969)	(1,711)	(1,608)
Adjusted Net Income	$ 246,449	$ 270,692	$ 294,271	$ 395,028	$ 448,718
Adjusted Diluted Earnings per Share					
Weighted-average number of diluted shares outstanding	149,719,137	150,274,640	147,750,022	143,156,176	141,238,135
Adjusted Net Income per Diluted Share [(i)]	$ 1.65	$ 1.80	$ 1.99	$ 2.76	$ 3.18

a The use and definition of Non-GAAP financial measurements can be found in the company's public filings

b Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

c Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group.

d Fiscal 2017 reflects debt refinancing costs associated with the refinancing transaction consummated on July 13, 2016. Fiscal 2019 reflects debt refinancing costs associated with the refinancing transaction consummated on July 23, 2018. Fiscal 2020 reflects debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

e Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

f Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2020 related to an increase in research and development credits available for fiscal years 2016 to 2020.

g Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

h Fiscal 2016 and 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. With the enactment of the 2017 Tax Act, fiscal 2018 adjustment is reflected using an assumed effective tax rate of 36.5%, and fiscal 2019 and 2020 adjustments are reflected using an assumed effective tax rate of 26%, which approximate the blended federal and state tax rates for fiscal 2018, 2019, and 2020 respectively, and consistently exclude the impact of other tax credits and incentive benefits realized.

i Excludes adjustments associated with the application of the two-class method for computing diluted earnings per share.

j Reflects the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act.

FINANCIAL RESULTS – KEY DRIVERS

Fourth Quarter Fiscal 2020 **–** Below is a summary of the key factors driving results for the fiscal 2020 fourth quarter ended March 31, 2020 as compared to the prior year period:

- Revenue increased by 10.6% to $2.0 billion driven by sustained strength in client demand and increased client staff headcount to meet that demand. Revenue also benefited from higher billable expenses as compared to the prior year period.
- Revenue, Excluding Billable Expenses increased 9.8% to $1.4 billion due to sustained strength in client demand and increased client staff headcount to meet that demand.
- Operating Income increased 10.3% to $149.1 million and Adjusted Operating Income increased 12.4% to $151.8 million. Increases in both were primarily driven by the same factors driving revenue growth, as well as strong contract performance. Operating income in fiscal 2020 was negatively impacted by approximately $10.0 million in COVID-19 related expenses, including transitional costs, temporary reductions in billability during the month of March of fiscal 2020, and charges related to certain contracts involving a ready workforce that we believe we may not be able to recover.
- Net income increased 55.0% to $138.9 million and Adjusted Net Income increased 14.2% to $102.8 million. These changes were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Net income also benefited from a lower effective tax rate in the current year due to the recognition of approximately $38.0 million in available research and development credits, net of associated uncertain tax positions, recognized in the fourth quarter.
- EBITDA increased 10.8% to $169.8 million and Adjusted EBITDA increased 12.6% to $172.6 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income.
- Diluted EPS decreased to $0.98 from $0.63 and Adjusted Diluted EPS increased to $0.73 from $0.64. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in the fourth quarter of fiscal 2020.
- As of March 31, 2020, total backlog was $20.7 billion, an increase of 7.4%. Funded backlog was $3.4 billion, a decrease of 0.6%.

22

23 FINANCIAL RESULTS – KEY DRIVERS Fiscal Year Ended March 31, 2020 – Booz Allen's cumulative performance for fiscal 2020 has resulted in: • Net cash provided by operating activities was $551.4 million for the year ended March 31, 2020 as compared to $499.6 million in the prior year. The increase in operating cash flows was primarily due to the collection of our revenue and net income growth par tia lly offset by an increase in income taxes paid in fiscal 2020 as compared to the prior year. Free Cash Flow was $423.3 million for the y ear ended March 31, 2020 as compared to $404.9 million for the year ended March 31, 2019. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, partially offset by an increase in capital expenditures over the prior year pri marily related to investments in our facilities, infrastructure and information technology.

SHAREHOLDER AND STOCK INFORMATION 24 • Website: investors.boozallen.com • Contact Information - Investor Relations Nicholas Veasey Vice President of Investor Relations 703 - 377 - 5332 Veasey_Nicholas@bah.com - Media James Fisher Principal, Media Relations 703 - 377 - 7595 Fisher_James_W@bah.com - Corporate Governance Nancy Laben Executive Vice President and Chief Legal Officer 703 - 377 - 9042 Laben_Nancy@bah.com